UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2014

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2014, Joseph D. Carrabino, Jr. notified the Chairman of the Board of Directors (the “Board”) of Diligent Board Member Services, Inc. (the “Company”) that he will not stand for reelection to the Board at the 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”). Mr. Carrabino subsequently notified the Chairman of the Board that he would resign from the Board effective May 23, 2014. Mr. Carrabino was a member of the Audit and Compliance Committee and a Class II Director. Mr. Carrabino did not resign from the Board due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In light of Mr. Carrabino’s decision not to stand for reelection to the Board at the 2014 Annual Meeting and subsequent resignation, on May 22, 2014, the Board determined that it was advisable and in the best interests of the Company and its stockholders to appoint Hans Kobler to fill the vacancy as a Class II Director upon Mr. Carrabino’s resignation, and to nominate Mr. Kobler for election as a Class II Director at the 2014 Annual Meeting. Mr. Kobler will serve on the Company’s Audit and Compliance Committee. He will receive the Company’s standard remuneration for non-employee directors, including compensation for services as a member of the Audit and Compliance Committee, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2013.

Mr. Kobler, 48, currently serves as the Managing Director and Senior Advisor for Jenzabar Innovations, a provider of enterprise software, strategies and services for higher education, since 2013 and 2007, respectively. In addition, Mr. Kobler is the Founder of Tensor Technology Partners, an investment and advisory firm focused on transformational technologies, where he has served as Managing Partner since 2010. Prior to Tensor, Mr. Kobler served as Executive Chairman, from April 2009 through October 2010, and Chief Executive Officer, from July 2005 through April 2009, of ICx Technologies, an advanced technology company he had founded. ICx Technologies completed an initial public offering, was listed on NASDAQ and subsequently sold to a strategic buyer. Prior to ICx Technologies, Mr. Kobler was the Chief Executive Officer of Digital Power Capital LLC, a private equity investment firm focused on innovative education software technologies. He has also worked for GE Capital as Head of Energy Technology Investing and Chief Quality Officer in their equity group, where he oversaw their energy technology investment efforts. In addition, Mr. Kobler served as a consultant at Bain & Company, where he advised corporate institutions in Europe, Asia and America. Mr. Kobler presently serves as a director of SensArray Infrared Corporation, Advanced Power Technology Colorado Inc. and Neocera, Inc. Mr. Kobler was appointed as a director because of his leadership experience in the software and technology industries, as well as his experience in corporate finance and strategy.

The Company will enter into an indemnification agreement with Mr. Kobler (the “Indemnification Agreement”), in the form previously entered into by the Company with each of the Company’s directors and executive officers, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 1, 2013. The Indemnification Agreement, subject to limitations contained therein, will obligate the Company to indemnify Mr. Kobler, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by him in any action, suit, claim, inquiry, arbitration or other proceeding arising out of his services as a director. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreement also creates certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of stockholders or disinterested directors, or otherwise. The foregoing is a summary of the material terms of the Indemnification Agreement.

In November 2013, the Board elected A. Laurence (Larry) Jones to the Board to fill a vacancy in Class I of the Board. Mr. Jones’ appointment as a Class I Director will be submitted for ratification by a vote of stockholders at the Company’s 2014 Annual Meeting due to the requirements of the Listing Rules of the New Zealand Stock Exchange and Mr. Jones will submit to the Company a conditional resignation as a Class I Director in the event that he does not receive the requisite number of votes needed to ratify his appointment as a Class I Director.

The announcement regarding the appointment of Mr. Kobler is furnished herewith as Exhibit 99.1.

Item 5.08 Shareholder Director Nominations.

The Company’s 2014 Annual Meeting will be held on June 24, 2014. The Board has set the close of business on May 23, 2014 (New York time) as the record date for determining stockholders entitled to vote at the 2014 Annual Meeting. Pursuant to Listing Rule 3.3.5 of the NZSX Listing Rules, shareholders entitled to attend and vote at the Annual Meeting have the right to propose nominees for election to the Board. Any nominations must be sent to Sonya Joyce, Diligent Board Member Services, Inc. PO Box 12409 Thorndon, Wellington 6144, New Zealand. Any nomination to be effective must be received by Ms. Joyce by no later than the close of business on June 6, 2014 (New Zealand time). Under the rules of the SEC applicable to the Company, to include a shareholder nominee in a company’s proxy materials under a procedure set forth under applicable foreign law, a nominating shareholder or shareholder group must notify the company of its intent on a Schedule 14N (Rule 14n-101), which also must be filed with the SEC on the date first transmitted to the company.

The announcement pursuant to the rules of the New Zealand Stock Exchange related to this matter is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 1, 2013)
99.1	Announcement dated May 23, 2014 New Zealand Daylight Time
99.2	Announcement dated May 22, 2014 New Zealand Daylight Time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2014	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Alessandro Sodi
Alessandro Sodi
Chief Executive Officer